CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8
(Nos. 333-183290 and 333-176438) of American Midstream Partners, LP of our report dated September 11, 2012 relating to the financial statements of the Chatom Processing and Fractionation Plant, which appears in Exhibit 99.2 of American Midstream Partners, LP’s Current Report on Form 8-K/A dated December 19, 2012.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
December 19, 2012